Exhibit 10.10

CONFIDENTIAL TREATMENT REQUESTED

EXCLUSIVE PATENT LICENSE AGREEMENT

This exclusive patent license agreement (“Agreement”) is dated and effective as of the date of last signature (the “Effective Date”), and is made between the University of Washington, a public institution of higher education and an agency of the state of Washington, acting through UW CoMotion (“University”), and Solid GT, LLC, a limited liability company under the laws of the state of Delaware (“Company”), (individually “Party” or collectively “Parties”).

Background

Certain inventions related to Novel micro-dystrophins under muscle-specific promoters for the treatment of Duchenne Muscular Dystrophy were made in the laboratory of Dr. Jeffrey Chamberlain (“Principal Investigator”);

As assignee of the inventions, University owns the patents and patent applications as listed in Section A1 “Licensed Patents” of Exhibit A “Exclusive Patent License Schedule” and University has the right to license to others certain rights to such patents and patent applications;

Whereas University and Company entered into a confidentiality agreement with the effective date of June 16th, 2014 with University reference number 35111A;

Whereas University and Company entered into an exclusive option agreement for Licensed Patents with the effective date of February 5, 2015 with University reference number 36201A;

Company desires that University grant it an exclusive license to use, develop, and commercialize the inventions claimed in the Licensed Patents; and

University is willing to grant a license on the terms set forth below.

The Parties therefore agree as follows:

1.	Definitions.

For purposes of interpreting this Agreement, the following terms have the following meanings ascribed to them:

1.1. “Assignment” means (A) the sale by Company of all but no less than all of its assets to an arm’s length Third Party, (B) the sale, transfer, or exchange by the shareholders, partners, or equity owners of Company of a majority interest in Company to an arm’s length Third Party, or (C) the merger of Company into an arm’s length Third Party.

1.2. “Assignment Consideration” means all consideration received by Company for an Assignment.

[XXX] CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

1.3. “Confidential Information” means any information or materials (biological, chemical, or otherwise) of the Parties not generally known to the public, including any information comprised of those materials, and including without limitation the inventions covered by the Licensed Patents and Company’s business plans or reports. Confidential Information does not include any information that:

1.3.1. is or becomes part of the public domain through no fault of receiving Party;

1.3.2. is known to receiving Party prior to the disclosure by the disclosing Party, as evidenced by documentation;

1.3.3. is publicly released as authorized under this Agreement by University, its employees or agents;

1.3.4. is subsequently obtained by a Party from a Third Party who is authorized to have such information; or

1.3.5. is independently developed by a Party without reliance on any portion of the Confidential Information received from the disclosing Party and without any breach of this Agreement as evidenced by documentation.

1.4. “Event of Force Majeure” means an unforeseeable act that wholly prevents a Party from performing one or more of its material duties under this Agreement and that is outside of the reasonable control of the Party. An Event of Force Majeure includes acts of war or of Nature, insurrection and riot, and labor strikes. An Event of Force Majeure does not mean a Party’s inability to obtain a Third Party’s consent to any act or omission.

1.5. “Field of Use” means Treatment of Duchenne Muscular Dystrophy and related disease indications caused by a lack of functional dystrophin.

1.6. “Licensed Patents” means the patents and patent applications (including all provisional, nonprovisional, and PCT patent applications, and all national stage and foreign equivalents of the foregoing, accordingly) listed in Section A1 “Licensed Patents” of attached Exhibit A “Exclusive Patent License Schedule”, all divisionals and continuations of these patent applications, all patents issuing from these applications, divisionals, and continuations and any reissues, reexaminations, supplementary protection certificates and extensions of these patents, and any corresponding foreign applications or patents thereof. Claims in continuations-in-part applications are included in Licensed Patents only to the extent such claims are supported by a patent or patent application set forth in Section A1 “Licensed Patents” of Exhibit A “Exclusive Patent License Schedule” to benefit from the priority date of such patent or patent application and to the extent such claims are not encumbered by Third Party rights.

1.7. “Licensed Product” means any product or good that is used, made by, made for, sold, transferred, offered for sale, imported or otherwise disposed of during the term of this Agreement and for which use, manufacture, sale, transfer is covered by one or more Valid Claims of the Licensed Patents.

1.8. “Net Sales” means the gross amount invoiced or otherwise received by Company or Sublicensee for sales, leases, and other dispositions of Licensed Products less (i) all trade, quantity, and cash discounts actually allowed, (ii) all credits and allowances actually granted due to rejections, returns, billing errors, and retroactive price reductions, (iii) duties, and (iv) excise, sale and use taxes, and equivalent taxes to the extent not reimbursable. On sales of Licensed Products by Company to Sublicensees or on sales made in other than an arm’s length transactions, the value of the Net Sales attributed to such transaction shall be that which would have been received in an arm’s length transaction, based on sales of like quantity and quality products on or about the time of this transaction.

[XXX] CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

1.9. “Patent Expenses” means all reasonable costs (including attorneys’ and application fees) incurred by University to apply for, prosecute, enforce, and maintain Licensed Patents including the costs of interferences, oppositions, re-examinations, and patent litigation. For clarity, patent litigation may result in a positive cash position from damages and therefore is subject to distribution rights of the Parties of Article 7.

1.10. “Sublicense” means the grant by Company to a Third Party of any license, option, first right to negotiate, or other right granted under the Licensed Patents, in whole or in part. For the avoidance of doubt, any arm’s length Third Party distributor (“Distributor”) to which Company or any of its Sublicensees sells a Licensed Product for resale of Licensed Product by the Distributor, and where Distributor has no other rights other than to resell Licensed Product, and for which resale Company and Sublicensees receive no further consideration (including but not limited to royalties and/or commissions) beyond the price for the initial sale to the Distributor shall not be a considered a Sublicense.

1.11. “Sublicensee” means a Third Party holding a Sublicense under the Licensed Patents.

1.12. “Sublicensing Consideration” means all consideration, including but not limited to upfront fees, milestone payments, maintenance fees, non cash consideration, and premiums over Fair Market Value of stock, but excluding royalties, payable by each Sublicensee and attributable to the grant of a Sublicense. For avoidance of doubt, the following are not deemed to be Sublicensing Consideration: (A) consideration paid to Company by Sublicensees for the performance of bona fide product development work, research work, clinical studies and regulatory approvals performed by Company, pursuant to and as supported by an express agreement including a performance plan and commensurate budget; (B) payments made as consideration for the issuance of equity or debt securities of Company at fair market value; and (C) contractually required reimbursement of payment amounts otherwise due under this Agreement from Company to University for Patent Expenses pursuant to Section A4 (Patent Expense Payment); and (D) to the extent a milestone under Section A3.5 (Financial Milestones) of this Agreement is met by the Sublicensee, any pass-through payment to Company that ultimately comes to University for such milestone payment.

1.13. “Territory” means worldwide.

1.14. “Third Party” means an individual or entity other than University and Company.

1.15. “Valid Claim” means (i) a claim in an issued and unexpired patent included in the Licensed Patents that: (a) has not been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, and not subject to appeal, (b) has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise, (c) has not been lost through an interference, reexamination, or reissue proceeding; or (ii) a claim of a pending patent application included in the Licensed Patents that has not been abandoned or finally rejected without the possibility of appeal or refiling and that has been pending for less than five (5) years from its priority date.

2.	Term.

The term of this Agreement will commence on the Effective Date and, unless terminated earlier as provided in Article 9 “Termination”, will expire on the date on which no Valid Claim in a Licensed Patent is pending or subsisting in any country in the Territory.

[XXX] CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

3.	Grant of License.

3.1. Company’s Rights.

3.1.1. License Grant. Subject to the terms and conditions of this Agreement, University hereby grants to Company, and Company hereby accepts, an exclusive license to make, have made on Company’s behalf, use, offer to sell or sell, offer to lease or lease, import, or otherwise offer to dispose or dispose of Licensed Products in the Territory in the Field of Use. The license granted in this Agreement is limited to the inventions that are expressly claimed in the Licensed Patents. No provision of this Agreement grants Company, by implication, estoppel or otherwise, any rights other than the rights expressly granted it in this Agreement to the Licensed Patents, or to any other University-owned technology, patent applications, or patents.

3.1.2. Sublicenses. Company has the right, exercisable from time to time during the term of this Agreement, to Sublicense its rights under this Agreement; Company may grant Sublicensees the right to grant sublicenses but not the right to enforce Licensed Patents. Company shall remain responsible for its obligations under this Agreement, and shall ensure that the Sublicense agreement: i) contains terms and conditions requesting Sublicensee to comply with the applicable terms and conditions under this Agreement (including a release substantially similar to that provided by Company in Section 10.1 “Company’s Release”; a warranty substantially similar to that provided by Company in Section 11.1 “Authority”; University disclaimers and exclusions of warranties under Subsections 11.2 “Disclaimers”; and limitations of remedies and damages substantially similar to those provided by Company in Sections 12.1 “Remedy Limitation” and 12.2 “Damage Cap”); and (ii) specifically incorporates provisions of this Agreement regarding obligations pertaining to indemnification, use of names and insurance. Company shall deliver to University a true, correct, and complete copy of any Sublicense agreement or other agreement under which Company purports or intends to grant Sublicense rights at least 20 business days prior to the execution of the agreement, along with a request for review within 20 days pursuant to this Subsection 3.1.2 “Sublicenses”. University will review the unexecuted Sublicense and will, within 20 business days of receipt of the proposed Sublicense, either provide express written approval for the Sublicense as presented or decline consent for the transaction. Such approval will not be unreasonably withheld. If approval is granted, Company will provide University copies of the Sublicense agreement within 30 days of its execution. Company shall not enter into such agreement if the terms of the agreement are inconsistent in any respect with the material terms of this Agreement. Any Sublicense made in violation of this Subsection will be void and will constitute an event of default under Subsection 9.1.1 “Breach by Company”.

3.2. The United States Government’s Rights. The inventions covered in the Licensed Patents arose, in whole or in part, from federally supported research and the federal government of the United States of America has certain rights in and to the Licensed Patents as those rights are described in Chapter 18, Title 35 of the United States Code and accompanying regulations, including Part 401, Chapter 37 of the Code of Federal Regulation. The Parties’ rights and obligations under this Agreement to any government-funded inventions, including the grant of license set forth in Subsection 3.1.1, are subject to the applicable terms of the aforementioned United States laws.

3.3. University’s Reservation of Rights. University reserves all rights not expressly granted to Company under this Agreement. University retains for itself an irrevocable, nonexclusive license to make, have made, and use products, processes, and other subject matter covered by the Licensed

[XXX] CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

Patents in the Field of Use for academic research, medical, instructional, or any other academic purpose. Expressly included within this University reservation of rights is the right (i) to use the Licensed Patents in sponsored research or collaborative research with any Third Party but only to the extent no such Third Party is granted any rights to the Licensed Patents or to commercialize Licensed Products, (ii) to grant material transfer agreements to materials whose composition of matter is covered by the Licensed Patents where the use of such materials is restricted to academic research, medical, instructional, or any other academic purpose, and (iii) to publish any information included in the Licensed Patents or any other information that may result from University’s research.

3.4. Reservation of Rights for Humanitarian Purposes. Consistent with 35 U.S.C. §200 et seq., University retains the right to require Company to grant Sublicenses to responsible applicants in the Field of Use under the Licensed Patents on terms that are reasonable under the circumstances; or, if Company fails to grant a license, to grant the license itself. The exercise of these rights by University will only be in exceptional circumstances and only if University determines (i) the action is necessary to meet health or safety needs that are not reasonably satisfied by Company; or (ii) the action is necessary to meet requirements for public use specified by federal regulations, and such requirements are not reasonably satisfied by Company. University shall not require the granting of a sublicense, and shall not grant the license itself, unless the responsible applicant has first negotiated in good faith with Company.

4.	Applications and Patents.

4.1. Pre-Agreement Patent Filings and Licensed Product Sales. Company has reviewed the Licensed Patents and represents that it is not aware of any basis to challenge or dispute the inventorship, validity, or enforceability of any of the claims made in the Licensed Patents in existence as of the Effective Date. Company further represents that, as of the Effective Date, it has not and does not manufacture, have manufactured, use, offer to sell or sell, offer to lease or lease, import, or otherwise offer to dispose or dispose of (a) any product or good that infringes (including under the doctrine of equivalents) a claim in any Licensed Patent, or (b) any product or good that is made using a process or machine that infringes (including under the doctrine of equivalents) a claim in a Licensed Patent.

4.2. Patent Application Filings during the Term of this Agreement.

4.2.1. University Prosecutes Patents. University retains the sole and exclusive right to file or otherwise prosecute Licensed Patents, in consultation with the Company pursuant to Section 4.2.2. As set out in Section A4 “Patent Cost Reimbursement” of Exhibit A “Exclusive Patent License Schedule”, Company shall pay, or reimburse University for paying, all Patent Expenses incurred prior to, on, or after the Effective Date.

4.2.2. Patent Prosecution Decisions. University, in consultation with Company, shall determine in which countries University will file, or cause to be filed, Licensed Patents. University shall request patent counsel to inform Company of the status of the prosecution of the Licensed Patents, including delivering to Company written and electronic communications from all patent offices and foreign counsel, and University shall consult with the Company on the prosecution of the Licensed Patents. Once Company begins reimbursing University for Patent Expenses pursuant to Section A4 “Patent Cost Reimbursement” of Exhibit A “Exclusive Patent License Schedule”, Company’s suggestions and requests regarding patent prosecution will be reasonably considered and included unless detrimental to University’s intellectual property rights. In no event shall Company file a patent application where all of the inventors are under University policy obligated to

[XXX] CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

assign their rights in such patent application to University. In no event shall Company file a patent application where one or more, but not all, of the inventors are under University policy obligated to assign their rights in such patent application to University without University’s prior consent which shall not be unreasonably withheld or delayed.

4.2.3. University’s Independent Patent Filings. At its sole expense, University may file, prosecute or maintain Licensed Patents in any country in which Company has not requested University to file, prosecute or maintain such Licensed Patents in accordance with this Article 4 “Applications and Patents” and those applications and resultant patents will not be subject to this Agreement.

4.2.4. No Limitation on University’s Right to Prosecute Patents. No provision of this Agreement limits, conditions, or otherwise affects University’s right to prosecute Licensed Patents in any country, except as expressly provided herein.

4.3. Maintenance of Licensed Patents. Subject to Company’s compliance with Section A4 “Patent Cost Reimbursement” of attached Exhibit A “Exclusive Patent License Schedule”, University shall take all commercially reasonable steps to cause each Licensed Patent to remain or be valid and subsisting.

4.4. Ownership of the Licensed Patents. No provision of this Agreement grants Company any rights, titles, or interests (except for the grant of license in Subsection 3.1.1 “License Grant” of this Agreement) in the Licensed Patents, notwithstanding Company’s payment of all or any portion of the patent prosecution, maintenance, and related costs.

5.	Commercialization.

5.1. Commercialization and Performance Milestones. Company shall use its commercially reasonable efforts, consistent with sound and reasonable business practices and judgment, to commercialize the inventions covered by the Licensed Patents and to make and sell Licensed Products as soon as practicable and to maximize sales thereof. Unless an extension is provided due to the occurrence of an Event of Force Majeure during the term of this Agreement, Company shall perform, or shall cause to happen or be performed, the performance milestones described in Section A2 “Performance Milestones” of attached Exhibit A “Exclusive Patent License Schedule”.

5.2. Covenants Regarding the Manufacture of Licensed Products. Company hereby covenants and agrees that the manufacture, use, sale, or transfer of Licensed Products will comply with all applicable federal and state laws, including all federal export laws and regulations. Company hereby further covenants and agrees that, to the extent required by 35 United States Code Section 204, it shall, and it shall cause each Sublicensee, to substantially manufacture in the United States of America all products embodying or produced through the use of an invention that is subject to the rights of the federal government of the United States of America.

5.3. Commercialization Reports. Within 30 days of the anniversary of the Effective Date of each year during the term of this Agreement, Company shall deliver to University written reports of Company’s and Sublicensees’ efforts and plans to commercialize the inventions covered by the Licensed Patents and to make, have made on its behalf, use, offer to sell or sell, offer to lease or lease, import, or otherwise offer to dispose or dispose of Licensed Products. Company shall not be obligated to prepare such commercialization reports in years Company or Sublicensee delivers to University a written sales

[XXX] CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

report under Section 6.4 “Sales Reports” and will resume if sales of Licensed Products ceases. In relation to each of the performance milestones described in Section A2 “Performance Milestones” of attached Exhibit A “Exclusive Patent License Schedule”, each commercialization report will include sufficient information to demonstrate compliance of those performance milestones and will set out timeframes and plans for those which have not yet been met.

5.4. Use of University’s Name and Trademarks or the Names of University Faculty, Staff, or Students. No provision of this Agreement grants Company or Sublicensee any right or license to use the name or trademarks of University or the names or identities of any member of the faculty, staff, or student body of University. Company shall not use, and shall not permit a Sublicensee to use, any such trademarks, names, or identities without University’s and, as the case may be, such member’s prior written approval.

6.	Payments, Reimbursements, Reports, and Records.

6.1. Payments. Company shall deliver to University the payments specified in Sections A3 “Payments” and A4 “Patent Cost Reimbursement” of attached Exhibit A “Exclusive Patent License Schedule”. Company shall make such payments by check, wire transfer, or any other mutually agreed-upon and generally accepted method of payment. All checks to University will be made payable to “University of Washington” and will be mailed to the address specified in Article 21 “Notices” of this Agreement and will include the University agreement number 37475A. Upon request, University shall deliver to Company written wire transfer instructions.

6.2. Currency and Checks. All computations and payments made under this Agreement will be in United States dollars. The exchange rate for the currency into dollars as reported in the Wall Street Journal as the New York foreign exchange mid-range rate on the last business day of the month in which the transaction was entered into will be used for determining the dollar value of transactions conducted in non-United States dollar currencies.

6.3. Late Payments. University may charge Company a late fee for all amounts owed to University that are overdue by 30 days or more. The late fee will be computed as the United States prime rate plus [XXX], as set forth by The Wall Street Journal (Western edition) of the outstanding, unpaid balance. The payment of a late fee will not foreclose or limit University from exercising any other rights it may have as a consequence of the lateness of any payment.

6.4. Sales Reports. Within 30 days after the last day of each calendar quarter commencing the calendar quarter after Company effects its first commercial sale of a Licensed Product and during the term of this Agreement, Company shall deliver to University a written sales report (a copy of the form of which is attached as Exhibit B “Royalty Report Form”) recounting the number and Net Sales (expressed in U. S. dollars) of all sales, leases, or other dispositions of Licensed Products, whether made by Company or a Sublicensee, during such calendar quarter. Included in each sales report will be the name of each Distributor, and the number and type of Licensed Product sold, leased, or otherwise provided to such Distributor. Company shall deliver such written report to University even if Company is not required hereunder to pay to University a payment for sales, leases, or other dispositions of Licensed Products during the calendar quarter.

[XXX] CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

6.5. Records Retention and Audit Rights.

6.5.1. Records Retained. Throughout the term of this Agreement and for five (5) years thereafter, Company, at its expense, shall keep and maintain and shall cause each Sublicensee to keep and maintain complete and accurate records of all sales, leases, and other dispositions of Licensed Products during the term of this Agreement and all other records related to this Agreement.

6.5.2. Auditing Rights. Company shall permit, at the request of University, one or more accountants selected exclusively by the University (“Accountants”) to have access to Company’s records and books of account pertaining to this Agreement. Accountants’ access will be during ordinary working hours to audit Company’s records for any payment period ending prior to such request, the correctness of any report or payment made under this Agreement, or to obtain information as to the payments due for any period in the case of failure of Company to report or make payment pursuant to the terms of this Agreement or to verify Company’s compliance with its payment obligations hereunder. Company shall cause each Sublicensee that manufactures, sells, leases, or otherwise disposes of Licensed Products on behalf of Company to grant University the right to inspect and audit Sublicensee’s records.

6.5.3. Scope of Disclosure. Accountants shall not disclose to University any information relating to the business of Company except that which is necessary to inform University of: the accuracy or inaccuracy of Company’s reports and payments; compliance or noncompliance by Company with the terms and conditions of this Agreement; and the extent of any inaccuracy or noncompliance.

6.5.4. Accountant Copies. If Accountants believe there is an inaccuracy in any of Company’s payments or noncompliance by Company with any terms and conditions, Accountants shall have the right to make and retain copies (including photocopies) of any pertinent portions of the records and books of account.

6.5.5. Costs of Audit. If Company’s royalties calculated for any calendar year quarterly period are under-reported by more than 5%, the costs of any audit and review initiated by University will be borne by Company; otherwise, University shall bear the costs of any audit initiated by University.

7.	Infringement.

7.1. Third-Party Infringement of a Licensed Patent.

7.1.1. Notice of Third Party’s Infringement. If a Party learns of substantial, credible evidence that a Third Party is infringing a Licensed Patent in the Field of Use in the Territory, that Party will promptly deliver written notice of the possible infringement to the other Party, describing in detail all relevant information to which that Party has access or control suggesting infringement of the Licensed Patent.

7.1.2. Company’s First Right to Settle. During the term of this Agreement, Company has the first right to respond to, defend, and prosecute in its own name and at its own expense actions or suits relating to Licensed Patents. To enjoy said first right, Company must initiate bona fide action to respond to any alleged infringement within 90 days of learning of said infringement. If required by law, University agrees to be joined as a party plaintiff; provided that Company must notify University at least ten (10) days before filing suit and provided that Company shall reimburse University for all reasonable legal fees and costs incident thereto. Company shall not settle any suits or actions in any manner relating to the Licensed Patents without obtaining the prior written consent of University.

[XXX] CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

7.1.2.1. Distribution of Proceeds from Settlement. Out of any proceeds from any settlement for infringement of Licensed Patents, Company is allowed to first recover its reasonable attorney’s fees and other out-of-pocket expenses directly related to any action, suit, or settlement for infringement of Licensed Patents. Any remaining proceeds will be distributed as follows: Company shall retain [XXX] and shall distribute [XXX] to University. Any payment by an alleged infringer that constitutes consideration for Net Sales of infringing product, however, will be handled according to the payment provisions of Article 6 “Payments, Reimbursements, Reports, and Records” and Section A3.3 “Running Royalty Payments” of Exhibit A “Exclusive Patent License Schedule”. Any payment by an alleged infringer that constitutes consideration for the grant of a Sublicense will be handled according to Section A3.7 “Sublicensing Consideration” of Exhibit A “Exclusive Patent License Schedule”.

7.1.2.2. Limitation on Infringement Actions. Excluded from the rights granted herein is the right to bring an infringement action against any inventor or their present or future not-for-profit employers, for infringement of the License Patents in carrying out not-for-profit research.

7.1.3. University Right to Institute Action. If Company fails, within 90 days of learning of an alleged infringement, to secure cessation of the infringement, institute suit against the infringer, or to provide to University satisfactory evidence that Company is engaged in bona fide negotiations for the acceptance by infringer of a Sublicense in and to relevant patents in Licensed Patents for the Field of Use, then University may, upon written notice to Company, assume full right and responsibility to secure cessation of the infringement, institute suit against the infringer, or secure acceptance of a Sublicense by Company from the alleged infringer in and to relevant patents in Licensed Patents. Such license shall not be subject to Company’s approval. If University, in accordance with the terms and conditions of this Agreement, chooses to institute suit against an alleged infringer, University may bring such suit in its own name (or, if required by law, in its and Company’s name) and at its own expense, and Company shall, but at University’s expense for Company’s direct associated expenses, fully and promptly cooperate and assist University in connection with any such suit. All license fees, royalties, damages, awards, or settlement proceeds arising from such a University-initiated action will be solely for the account of University.

7.1.4. No Obligation to Institute Action. Neither Company nor University is obligated under this Agreement to institute or prosecute a suit against any alleged infringer of Licensed Patents.

8.	Patent Validity.

8.1. Notice and Investigation of Third Party Challenges. If any Third Party challenges the validity or enforceability of any of the Licensed Patents, the Party having such information shall immediately notify the other Party.

8.2. Tender to University of Third Party Actions. In the event of Third Party legal action challenging the validity or enforceability of any of the Licensed Patents, University, at its sole discretion, shall have the right to assume and control the sole defense of the claim at University’s expense. If University opts not to assume and control the sole defense of the claim within 30 days after becoming

[XXX] CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

aware of challenge, Company shall have the right to assume the defense of the claim at its own expense. Company shall not settle any suits or actions in any manner relating to the Licensed Patents without obtaining the prior written consent of University.

8.3. Enforceability of Licensed Patents. Notwithstanding challenge by any Third Party, any Licensed Patent will be enforceable under this Agreement until such Licensed Patent is determined to be invalid.

9.	Termination.

9.1. By University.

9.1.1. Breach by Company. If Company breaches or fails to perform one or more of its material duties under this Agreement, University may deliver to Company a written notice of default. University may terminate this Agreement by delivering to Company a written notice of termination if the default has not cured in full within 60 days of the delivery to Company of the notice of default.

9.1.2. Events of Default. University may terminate this Agreement by delivering to Company a written notice of termination at least ten (10) days prior to the date of termination if Company (i) becomes insolvent; (ii) voluntarily files or has filed against it a petition under applicable bankruptcy or insolvency laws that Company fails to have released within 30 days after filing; (iii) proposes any dissolution, composition, or financial reorganization with creditors or if a receiver, trustee, custodian, or similar agent is appointed; (iv) makes a general assignment for the benefit of creditors; or (v) if Company challenges the validity of the Licensed Patents.

9.2. By Company. Company may terminate this Agreement at any time by delivering to University a written notice of termination at least 60 days prior to the effective date of termination.

9.3. Effect of Termination.

9.3.1. License Terminated. After termination of this Agreement, Company shall not make, have made, use, offer to sell or sell, offer to lease or lease, import, or otherwise offer to dispose or dispose of Licensed Products.

9.3.2. Final Report to University. Within 60 days after the end of the calendar quarter following the expiration or termination of this Agreement, Company shall submit a final report to University. Any payments, including those incurred but not yet paid (such as the pro-rata minimum annual royalty, and those related to patent expense incurred as of the date of termination but not yet paid), due to University shall become immediately due and payable upon termination or expiration.

9.3.3. Termination of Sublicenses. Upon termination of this Agreement for any reason prior to expiration, each Sublicense will terminate and Company will include a statement to that effect in each Sublicense. Company shall be liable for any costs, expenses, or damages payable to any Sublicensee arising out of the termination of a Sublicense. At any time within 30 days following termination of this Agreement, a Sublicensee may notify University that it wishes to enter into a direct license with University in order to retain its rights to the Licensed Patents granted to it under its Sublicense (such 30-day period following termination, the “Initial Notice Period”). Following

[XXX] CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

receipt of such notice, University and Sublicensee shall enter into a license agreement the terms of which shall be substantially similar to the terms of this Agreement; and the scope of such direct license, the licensed territory or the duration of the license grant shall be comparable to the corresponding terms granted by the Company to such Sublicensee; provided that such Sublicensee will be granted at least the same scope of rights as it obtained from Company under its Sublicense. For the sake of clarity, the financial terms, including without limitation, the running royalty rate and milestone payments, shall be identical to the corresponding financial terms set forth in this Agreement. Notwithstanding the foregoing, each Sublicensee’s right to enter into such direct license shall be conditioned upon:

9.3.3.1. Written Notification to University. Such Sublicensee informing University in writing, pursuant to Article 21 “Notices”, that it wishes to enter into such direct license with University, within the Initial Notice Period;

9.3.3.2. Sublicensee Good Standing. Such Sublicensee being in good standing with Company under its Sublicense, and such Sublicense not being the subject of a dispute between Sublicensee and Company, or between Company and University under this Agreement;

9.3.3.3. Valid Sublicense. Such Sublicense having been validly entered into by Company and Sublicensee pursuant to the terms of Section 3.1.2 “Sublicenses”;

9.3.3.4. Sublicensee Certification that Conditions Satisfied. Such Sublicensee using reasonable efforts to certify or otherwise demonstrate that the conditions set forth in subsections 9.3.3.1 “Written Notification to University”, 9.3.3.2 “Sublicensee Good Standing”, and 9.3.3.3 “Valid Sublicense” have been met within 30 days of expiration of the Initial Notice Period (or within such longer period of time as University agrees is reasonable under the circumstances, based on the nature and extent of any documentation reasonably requested by University); and

9.3.3.5. Time Limitations. Such negotiations for a direct license not exceeding 90 days from the end of the 30-day (or longer, if applicable) period described in subsection 9.3.3.4 “Sublicensee Certification that Conditions Satisfied” (subject to extension of said 90-day period by mutual written agreement of University and Sublicensee).

University may, at its sole discretion, waive any of these requirements. If all of the conditions set forth in this Section 9.3.3 “Sublicenses” are met, then Sublicensee will be granted such direct license by University. If any condition set forth in this Section 9.3.3 “Sublicenses” is not met, then after expiration of any time period granted to Sublicensee with respect to meeting such condition (for example and to the extent applicable, the Initial Notice Period and/or the periods described in subsections 9.3.3.4 “Sublicensee Certification that Conditions Satisfied” and 9.3.3.5 “Time Limitations”), Sublicensee shall not make, have made, use, offer to sell or sell, offer to lease or lease, import, or otherwise offer to dispose or dispose of Licensed Products and University shall be free to license or not license Licensed Patents to such Sublicensee according to its sole discretion.

[XXX] CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

10.	Release, Indemnification, and Insurance.

10.1. Company’s Release. For itself and its employees, Company hereby releases University and its regents, employees, and agents forever from any suits, actions, claims, liabilities, demands, damages, losses, or expenses (including reasonable attorneys’ and investigative expenses) relating to or arising out of (i) the manufacture, use, lease, sale, or other disposition of a Licensed Product; or (ii) the assigning or sublicensing of Company’s rights under this Agreement.

10.2. Company’s Indemnification. Throughout the term of this Agreement and thereafter, Company shall indemnify, defend, and hold University and its regents, employees, and agents harmless from all suits, actions, claims, liabilities, demands, damages, losses, or expenses (including reasonable attorneys’ and investigative expenses), relating to or arising out of the manufacture, use, lease, sale, or other disposition of a Licensed Product, including, without limitation, personal injury, property damage, breach of contract and warranty and products-liability claims relating to a Licensed Product and claims brought by a Sublicensee.

10.3. Company’s Insurance.

10.3.1. General Insurance Requirement. Throughout the term of this Agreement, or during such period as the Parties shall agree in writing, Company shall maintain, and shall cause each Sublicensee to maintain, in full force and effect commercial general liability (CGL) insurance, with single claim limits consistent with industry standards. Such insurance policy will include coverage for claims that may be asserted by University against Company under section 10.2 “Company’s Indemnification”. Such insurance policy must name the Board of Regents of the University of Washington as an additional insured and will require the insurer to deliver written notice to University at the address set forth in Article 21 “Notices” of this Agreement, at least 45 days prior to the termination of the policy. Company shall deliver to University a copy of the certificate of insurance for such policy.

10.3.2. Clinical Trial Liability Insurance. Within thirty (30) days prior to the initiation of human clinical trials with respect to Licensed Product(s), Company shall provide to University certificates evidencing the existence and amount of clinical trials liability insurance. Company shall issue irrevocable instructions to its insurance agent and to the issuing insurance company to notify University of any discontinuance or lapse of such insurance not less than 45 days prior to the time that any such discontinuance is due to become effective. Company shall provide University a copy of such instructions upon their transmittal to the insurance agent and issuing insurance company. Company shall further provide University, at least annually, proof of continued coverage.

11.	Warranties.

11.1. Authority. Each Party represents and warrants to the other Party that it has full corporate power and authority to execute, deliver, and perform this Agreement, and that no other corporate proceedings by such Party are necessary to authorize the Party’s execution or delivery of this Agreement.

11.2. Disclaimers.

11.2.1. General Disclaimers. EXCEPT FOR THE EXPRESS WARRANTY SET FORTH IN SECTION 11.1 “Authority” OF THIS AGREEMENT, UNIVERSITY DISCLAIMS AND EXCLUDES ALL WARRANTIES, EXPRESS AND IMPLIED, CONCERNING EACH LICENSED PATENT AND EACH LICENSED PRODUCT, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF NON-INFRINGEMENT AND THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

[XXX] CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

11.2.2. Patent Disclaimers. University expressly disclaims any warranties concerning and makes no representations:

11.2.2.1. Patent Issuance. That the Licensed Patent(s) will be approved or will issue;

11.2.2.2. Licensed Patent Validity/Scope. Concerning the validity or scope of any Licensed Patent; or

11.2.2.3. Non-Infringement. That the manufacture, use, sale, lease or other disposition of a Licensed Product will not infringe a Third Party’s patent or violate a Third Party’s intellectual property rights.

12.	Damages.

12.1. Remedy Limitation. EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, IN NO EVENT SHALL UNIVERSITY BE LIABLE FOR (A) PERSONAL INJURY OR PROPERTY DAMAGES ARISING IN CONNECTION WITH THE ACTIVITIES CONTEMPLATED IN THIS AGREEMENT OR (B) LOST PROFITS, LOST BUSINESS OPPORTUNITY, INVENTORY LOSS, WORK STOPPAGE, LOST DATA OR ANY OTHER RELIANCE OR EXPECTANCY, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OF ANY KIND.

12.2. Damage Cap. IN NO EVENT WILL UNIVERSITY’S TOTAL LIABILITY FOR THE BREACH OR NONPERFORMANCE OF THIS AGREEMENT EXCEED THE AMOUNT OF PAYMENTS PAID TO UNIVERSITY UNDER SECTION A3 “PAYMENTS” of Exhibit A “EXCLUSIVE PATENT LICENSE SCHEDULE” OF THIS AGREEMENT. THIS LIMITATION WILL APPLY TO CONTRACT, TORT, AND ANY OTHER CLAIM OF WHATEVER NATURE.

13.	Amendment and Waiver.

This Agreement may be amended from time to time only by a written instrument signed by the Parties. No term or provision of this Agreement will be waived and no breach excused unless such waiver or consent will be in writing and signed by the Party claimed to have waived or consented. No waiver of a breach will be deemed to be a waiver of a different or subsequent breach.

14.	Assignment.

The rights and licenses granted by University in this Agreement are personal to Company and Company shall not assign its interest or delegate its duties under this Agreement without the written consent of University; any such assignment or delegation made without written consent of University will not release Company from its obligations under this Agreement. The preceding sentence notwithstanding, Company, without the prior approval of University, may assign all, but no less than all, its rights and delegate all, but no less than all, its duties under this Agreement to a Third Party provided that:

(i)	the assignment is made to such Third Party as a part of and in connection with (a) the sale by Company of all but no less than all of its assets to the Third Party, (b) if Company has more than one bona fide drug development programs, the sale by Company of all but no less than all of the assets of its business most closely associated with this Agreement, to the Third Party, (c) the sale, transfer, or exchange by the shareholders, partners, or equity owners of Company of a majority interest in Company to the Third Party, or (d) the merger of Company into the Third Party (each of the events described in part (a), (b), (c), or (d) of this paragraph, an “Assignment”).

[XXX] CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

(ii)	Company obtains from such Third Party written agreement to honor all obligations under this Agreement accrued by Company before Assignment and all obligations under this Agreement to accrue by such Third Party assignee after Assignment, including any and all financial obligations, and

(iii)	no later than ten (10) days after the close of the transaction pursuant to which such Assignment is made, Company shall provide written notice to University of the Assignment, as well as a substitution of parties document, in which such Third Party assignee assumes responsibility for all of Company’s outstanding and future obligations relating to this Agreement. Any assignment made in violation of this Article will be void and will, without further act, cause the immediate termination of this Agreement, effective retroactively to the date of the Assignment.

This Agreement will inure to the benefit of Company and University and their respective permitted assignees and trustees.

15.	Confidentiality.

15.1. Form of transfer. Confidential Information may be conveyed in tangible or intangible form. Disclosing Party must clearly mark its Confidential Information “confidential.” If disclosing Party communicates Confidential Information in non-written form, it shall reduce such communications to writing, clearly mark it “confidential”, and provide a copy to receiving Party within 30 days of original communication at the address in Article 21 “Notices”.

15.2. No Unauthorized Disclosure of Confidential Information. Beginning on the Effective Date and continuing throughout the term of this Agreement and thereafter for a period of [XXX], receiving Party shall not disclose or otherwise make known or available to any Third Party any disclosing Party Confidential Information, without the express prior written consent of disclosing Party. Notwithstanding the foregoing, receiving Party shall be permitted to disclose disclosing Party Confidential Information to (i) actual or potential investors, lenders, consultants, collaborators, Sublicensees, or development partners, which disclosure will be made under conditions of confidentiality and limited use and (ii) its attorney or agent as reasonably required. In no event shall receiving Party incorporate or otherwise use disclosing Party’s Confidential Information in connection with any patent application filed by or on behalf of receiving Party. Receiving Party shall restrict the use of disclosing Party’s Confidential Information exclusively to the terms of this Agreement. Receiving Party shall use reasonable procedures to safeguard disclosing Party’s Confidential Information. In the case where Company is the receiving Party, Company’s confidentiality obligations will also apply equally to Sublicensees.

15.3. Access to University Information. University is an agency of the state of Washington and is subject to the Washington Public Records Act, RCW 42.56 et seq., (“Act”), and no obligation assumed by University under this Agreement shall be deemed to be inconsistent with University’s obligations as defined under the Act and as interpreted by University in its sole discretion. If University receives a request for public records under the Act for documents containing Company Confidential Information, and if University concludes that the documents are not otherwise exempt from public disclosure, University will provide Company notice of the request before releasing such documents. Such notice

[XXX] CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

will be provided in a timely manner to afford Company sufficient time to review such documents and/or seek a protective order, at Company’s expense utilizing the procedures described in RCW 42.56.540. University shall have no obligation to protect Company Confidential Information from disclosure in response to a request for public records.

15.4. Disclosure as Required by Law. Either Party shall have the right to disclose the other Party’s Confidential Information as required by law or valid court order, provided that such Party shall inform the Party who owns such Confidential Information prior to such disclosure and shall limit the scope and recipient of disclosure to the extent required by such law or court order.

16.	Consent and Approvals.

Except as otherwise expressly provided, all consents or approvals required under the terms of this Agreement must be in writing and will not be unreasonably withheld or delayed.

17.	Construction.

The headings preceding and labeling the sections of this Agreement are for the purpose of identification only and will not in any event be employed or used for the purpose of construction or interpretation of any portion of this Agreement. As used herein and where necessary, the singular includes the plural and vice versa, and masculine, feminine, and neuter expressions are interchangeable.

18.	Enforceability.

If a court of competent jurisdiction adjudges a provision of this Agreement unenforceable, invalid, or void, such determination will not impair the enforceability of any of the remaining provisions hereof and the provisions will remain in full force and effect.

19.	No Third-Party Beneficiaries.

No provision of this Agreement, express or implied, confers upon any person other than the Parties to this Agreement any rights, remedies, obligations, or liabilities hereunder. No Sublicensee shall have a right to enforce or seek damages under this Agreement.

20.	Language.

Unless otherwise expressly provided in this Agreement, all notices, reports, and other documents and instruments that a Party hereto elects or is required by the terms of this Agreement to deliver to the other Party hereto will be in English.

[XXX] CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

21.	Notices.

All notices, requests, and other communications that a Party is required or elects to deliver will be in writing and will be delivered personally, or by facsimile or electronic mail (provided such delivery is confirmed), or by a recognized overnight courier service or by United States mail, first-class, certified or registered, postage prepaid, return receipt requested, to the other Party at its address set forth below or to another address as a Party may designate by notice given pursuant to this article:

If to University:	UW CoMotion
ATTN: Director, Innovation Development
4311 11th Avenue NE, Suite 500
Seattle, WA 98105-4608
Facsimile No.:

If to Company:	Attn: Charles Legg, Head of Program Management
Solid GT
One Broadway
Cambridge, MA 02142
E-mail:

22.	Patent Marking.

Company shall mark all material forms of Licensed Product(s) or packaging pertaining thereto made and sold by Company in the United States with patent marking conforming to 35 U.S.C. §287(a), as amended from time to time. Such marking shall further identify the pendency of any U.S. patent application and/or any issued U.S. or foreign patent forming any part of the Licensed Patents. All Licensed Product(s) shipped to or sold in other countries will be marked in such a manner as to provide notice to potential infringers pursuant to the patent law and practice of the country of manufacture or sale.

23.	Publicity.

University shall have the right to report in its customary publications and presentations that University and Company have entered into a license agreement for the technology covered by the Licensed Patents and University may use Company logos in such publications and presentations provided that University does not modify Company’s logos and does not through such use imply any endorsement by Company of University.

The Parties will cooperate with one another to review and respond to any press release or similar communication proposed by the other Party regarding the non-confidential subject matter of this Agreement. The specific content and timing of such press releases or similar communication is subject to mutual agreement by the Parties, which will not be unreasonably withheld. Further, University and Company shall issue a joint press release regarding this Agreement, subject to both Party’s review and approval of the specific content thereof, and such press release shall include specific mention of the contributions of University personnel and University in developing the technology in a prominent portion of the press release. Company shall provide University with appropriate quotes for such press release. University may post the press release in digital and print publications as well as on University’s own website.

24.	Relationship of Parties.

In entering into, and performing their duties under, this Agreement, the Parties are acting as independent contractors and independent employers. No provision of this Agreement shall create or be construed as creating a partnership, joint venture, or agency relationship between the Parties. No Party shall have the authority to act for or bind the other Party in any respect.

[XXX] CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

25.	Relationship with Principal Investigator.

Company acknowledges that Principal Investigator is employed by University and has certain pre-existing obligations to University, including obligations with respect to disclosure and ownership of intellectual property and obligations arising from sponsored research agreements between University and Third Parties. Accordingly, Company agrees that to the extent that any consulting agreement is inconsistent with any of Principal Investigator’s obligations to University, including the reporting of all inventions developed while employed by University (regardless of where arising) and including contractual obligations arising under any sponsored research agreements between University and Third Parties, then Principal Investigator’s obligations to University shall prevail and to such extent any inconsistent provisions of this consulting agreement shall be deemed inapplicable and unenforceable.

26.	Security Interest.

In no event shall Company grant, or permit any person to assert or perfect, a security interest in Licensed Patents or in Company’s rights under this Agreement.

27.	Survival.

Immediately upon the termination or expiration of this Agreement all Company’s rights under this Agreement will terminate; provided, however, Company’s obligations that have accrued prior to the effective date of termination or expiration of this Agreement (e.g., the obligation to report and make payments on sales, leases, or dispositions of Licensed Products and to reimburse University for costs) and the obligations specified in Sections 6.1 “Payments” and 6.4 “Sales Reports” will survive. The obligations and rights set forth in Sections 6.5 “Records Retention and Audit Rights” and 9.3 “Effect of Termination” and Articles 10 “Release, Indemnification, and Insurance”, 11 “Warranties”, 12 “Damages”, 15 “Confidentiality”, 29 “Applicable Law” and 30 “Forum Selection” will survive the termination or expiration of this Agreement.

28.	Collection Costs and Attorneys’ Fees.

If a Party fails to perform an obligation or otherwise breaches one or more of the terms of this Agreement, the other Party may recover from the non-performing breaching Party all its costs (including actual attorneys’ and investigative fees) to enforce the terms of this Agreement.

29.	Applicable Law.

The internal laws of the state of Washington will govern the validity, construction, and enforceability of this Agreement, without giving effect to the conflict of laws principles thereof.

30.	Forum Selection.

A suit, claim, or other action to enforce the terms of this Agreement will be brought exclusively in the state and federal courts of King County, Washington. Company hereby submits to the jurisdiction of that court and waives any objections it may have to that court asserting jurisdiction over Company or its assets and property.

31.	Entire Agreement.

Company has evaluated the Licensed Patents under a Confidentiality Agreement (“CDA”) with University (UW # 35111A) with an effective date of June 16th, 2014 and under an Exclusive Option

[XXX] CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

(“Option”) with University (UW # 36201A) with an effective date of February 5th, 2015. This Agreement (including all attachments, exhibits, and amendments) is the final and complete understanding between the Parties concerning licensing the Licensed Patents. This Agreement supersedes any and all prior or contemporaneous negotiations, representations, and agreements, whether written or oral, concerning the Licensed Patents. However, the obligations of nonuse and nondisclosure for Confidential Information disclosed pursuant to the CDA shall survive until June 16, 2019. Confidential Information disclosed pursuant to this Agreement shall be governed by the terms of this Agreement. This Agreement may not be modified in any manner, except by written agreement signed by an authorized representative of both Parties.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized representatives.

University of Washington		Solid GT

By:	/s/ Fiona Wills	By:	/s/ Ilan Ganot

Name:	Fiona Wills	Name:	Ilan Ganot

Title:	Director, Innovation Development	Title:	CEO

Date:	10/16/2015	Date:	10/16/2015

[XXX] CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

Exhibit A

Exclusive Patent License Schedule

A1. Licensed Patents:

UW Reference #	Application Serial #	Filing Date	Type	Status
[XXX]	[XXX]	[XXX]	[XXX]	[XXX]

A2. Performance Milestones (Section 5.1 “Commercialization and Performance Milestones”):

Company shall meet the following performance milestones:

A2.1 Milestone 1 – [XXX]

A2.2 Milestone 2- [XXX]

A2.3 Milestone 3 – [XXX]

A2.4 Milestone 4 – [XXX]

A3. Payments (Section 6.1):

A3.1 Up-front Payment. Company shall pay to University within 14 days of the Effective Date [XXX] as an up-front payment. This up-front payment shall be non-refundable and not creditable against future royalty obligations.

A3.2 Annual Maintenance Fee. Company shall pay to University an annual maintenance fee of [XXX] due on the 2nd anniversary of the Effective Date and every year thereafter for the term of the Agreement. Annual Maintenance Fees shall terminate immediately when Company begins to pay Minimum Annual Royalties (A3.4).

A3.3 Running Royalty Payments. Company shall pay to University within 30 days after the last day of each calendar quarter during the term of this Agreement an amount equal to [XXX] of Net Sales during such quarter as a running royalty payment.

A3.4 Minimum Annual Royalties. Company as well as each of its Sublicensees shall pay minimum annual royalties of [XXX] for the term of this Agreement to be creditable against running royalty payments for the preceding calendar year on a non-cumulative basis and to be due in full and payable on January 31st of each year beginning on January 31st of the second year following the first commercial sale and continuing during the term of this Agreement.

A3.4.1. If this Agreement is terminated prior to the payment of a minimum annual royalty in any given year the amount due for that minimum annual royalty payment will be prorated on the basis of the number of full quarters that have elapsed prior to termination since the last payment of a minimum annual royalty.

[XXX] CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

A3.5 Financial Milestones. Company shall pay to University the following non-cumulative and non-refundable milestone achievement payments within 30 days of achieving the corresponding milestone, whether achieved by Company or a Sublicensee. For clarity, payments will be due only once in respect of the first achievement of the milestones below for a Licensed Product, regardless of the number of Licensed Products to achieve the milestone.

A3.5.2. [XXX]

A3.5.3. [XXX]

A3.5.4. [XXX]

A3.5.5. [XXX]

A3.6 Third Party Royalties. If Company is required to pay royalties to a Third Party based on Company’s manufacture, use, or sale of Licensed Product subject to one or more patents of such Third Party then the royalty Company pays to University may be reduced by [XXX] of the royalty actually paid to the Third Party provided that use of any Third Party patent is required for such manufacture, use, or sale of Licensed Product, and provided that the royalty to the University shall not fall below [XXX].

A3.7 Sublicensing Consideration. Within 30 days of the end of each calendar quarter during the term of this Agreement, Company shall pay to University [XXX] of any Sublicensing Consideration received by Company during such calendar quarter unless reduced by achievement of milestones by Company or its Sublicensee prior to execution of the particular Sublicense in accordance with the schedule below. A reduction of the percentage of Sublicensing Consideration payable to University under this Agreement will be negotiated in good faith between the Parties where, in addition to the Sublicense of any rights granted to Company hereunder, Company also grants Sublicensee a license under a Third Party’s intellectual property rights, which license is necessary for Sublicensee to manufacture, have manufactured, use, offer to sell or sell, offer to lease or lease, import, or otherwise offer to dispose or dispose of Licensed Product(s) without infringing such Third Party’s intellectual property rights, and only to the extent that the total aggregate consideration for such combined license is treated as Sublicensing Consideration.

A3.7.1. After achievement of Milestone 1: [XXX]

A3.7.2. After achievement of Milestone 2: [XXX]

A3.7.3. After achievement of Milestone 3: [XXX]

A3.8 Assignment Fee. Within 30 days of any assignment of rights granted to Company under this Agreement, Company shall pay to University [XXX] of any Assignment Consideration received by Company.

A4. Patent Cost Reimbursement: Company shall reimburse University for all Patent Expenses incurred prior to the Effective Date within 60 days of the Effective Date. Company shall pay, or reimburse University for paying, all Patent Expenses incurred on or after the Effective Date within 30 days of its receipt of University’s invoice for such Patent Expenses. University reserves the right to request advance payments for certain Patent Expenses, at University’s discretion.

[XXX] CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

Exhibit B

Royalty Report Form

Date

Company Name & Address

License Number

Reporting Period:	Report Due Date:

This report must be submitted regardless of whether royalties are owed.

Please do not leave any column blank. State all information requested below.

Product Description	Royalty Rate	Quantity/ Net Sales	Royalty Due

Report Completed by:	Total Royalties Due:

Telephone Number:

If you have questions please contact:

Please make check payable to: University of Washington

Page 21 of 21

[XXX] CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.